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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-47469) and in the related Prospectus pertaining to the registration of $750,000,000 in Debt Securities, Preferred Shares, Depositary Shares, Common Stock Warrants and Common Stock, the Registration Statement (Form S-3 No. 333-65833) pertaining to the registration of 3,452,181 Shares of Common Stock, the Registration Statement (Form S-3 No. 333-41433) pertaining to the registration of 3,713,331 Shares of Common Stock, the Registration Statement (Form S-3 No. 333-44997) pertaining to the registration of 728,929 Shares of Common Stock, the Registration Statement (Form S-3 No. 333-09945) pertaining to the BRE Properties, Inc. Dividend Stock Purchase and Dividend Reinvestment Plan, the Registration Statement (Form S-8 No. 333-69217) pertaining to the Amended and Restated 1992 Employee Stock Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Consultancy Stock Option Agreement dated March 2, 1998, the Registration Statement (Form S-8 No. 333-02257) pertaining to the Amended and Restated Non-Employee Director Stock Option Plan of BRE Properties, Inc. and the Assumed Real Estate Investment Trust of California 1991 Officer Stock Option Plan, the Registration Statement (Form S-8 No. 33-61209) pertaining to the BRE Properties, Inc. 1994 Non-Employee Director Stock Plan and Chief Executive Officer Stock Option Plan, the Registration Statement (Form S-8 No. 33-60082) pertaining to the BRE Properties, Inc. 1992 Employee Stock Option Plan, the Registration Statement (Form S-8 No. 33-5389) pertaining to the BRE Properties, Inc. 1984 Stock Option Plan, the Registration Statement (Form S-3 No. 333-09945) and in the related Prospectus pertaining to the registration of 2,000,000 Shares of Common Stock, and the Registration Statement (Form S-8 No. 333-30646) pertaining to the 1999 BRE Stock Incentive Plan, of our report dated January 30, 2001, with respect to the consolidated financial statements and related financial schedule of BRE Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

San Francisco, California
March 6, 2001